CONSENT OF INDEPENDENT AUDITORS





The Board of Trustees and Shareholders
DCM Growth Fund
Newton, Massachusetts

We consent to the use of our report dated October 26, 2000 included in the Annual Report to Shareholders for DCM Growth Fund, incorporated herein by reference into the Statement of Additional Information.


                                                            Wolf & Company, P.C.


Boston, Massachusetts
January 29, 2000